Exhibit 10.8

EXCLUSIVE LICENSE AGREEMENT

TABLE OF CONTENTS

1.	BACKGROUND	1

2.	DEFINITIONS	1

3.	LICENSE GRANT AND TERM	6

4.	DUE DILIGENCE	7

5.	LICENSE ISSUE FEE; LICENSE MAINTENANCE FEE; MILESTONE FEES	9

6.	ROYALTY PAYMENTS	10

7.	SUBLICENSES	12

8.	CONFIDENTIALITY AND PUBLICITY	13

9.	REPORTS, RECORDS AND INSPECTIONS	14

10.	PATENT PROTECTION	15

11.	INFRINGEMENT AND LITIGATION	17

12.	USE OF YALE’S NAME	18

13.	TERMINATION	18

14.	INDEMNIFICATION; INSURANCE; NO WARRANTIES	20

15.	NOTICES	22

16.	INVENTOR AGREEMENTS	23

17.	LAWS, FORUM AND REGULATIONS	23

18.	MISCELLANEOUS	23

i

THIS AGREEMENT (this “Agreement”) by and between YALE UNIVERSITY, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut (“YALE”), and Humacyte, Inc. a corporation organized and existing under the laws of the State of Delaware and with principal offices located at 2525 E. NC Highway 54 in Durham , NC (“LICENSEE”) is effective as of the date of final signature below (“EFFECTIVE DATE”).

1. BACKGROUND

1.1	In the course of research conducted under YALE auspices, Dr. Laura Niklason and her colleagues at YALE (collectively the “INVENTORS”) have produced an invention entitled “Bioartificial Vascular Pancreas (BVP)” covered by the U.S. provisional patent application [***], YALE reference No. [***] (the “INVENTION”). INVENTORS have assigned to YALE all of INVENTORS’ right, title and interest in and to the INVENTION and any resulting patents.

1.2	YALE wishes to have the INVENTION and any resulting patents commercialized to benefit the public good.

1.3	LICENSEE has represented to YALE that it shall act diligently to develop and commercialize the LICENSED PRODUCTS (as defined below) for public use throughout the LICENSED TERRITORY (as defined below).

1.4	YALE is willing to grant LICENSEE a license to YALE’s interest and rights to INVENTION, subject to the terms and conditions of this Agreement.

1.5	In consideration of these statements and mutual promises, YALE and LICENSEE agree to the terms of this Agreement.

2. DEFINITIONS

The following terms used in this Agreement shall be defined as set forth below:

2.1	“AFFILIATE” shall mean any entity or person that directly or indirectly controls, is controlled by or is under common control with LICENSEE. For purposes of this definition, “control” means possession of the power to direct the management of such entity or person, whether through ownership of more than fifty percent (50%) of voting securities, by contract or otherwise.

2.2	“CONFIDENTIAL INFORMATION” shall mean all information disclosed by one party to the other during the negotiation of or under this Agreement in any manner, whether orally, visually or in tangible form, that relates to LICENSED PATENTS, activities under this Agreement or this Agreement itself, unless such information is subject to an exception described in Article 8.2; provided, however, that CONFIDENTIAL INFORMATION that is disclosed in tangible form shall be marked “Confidential” at the time of disclosure and CONFIDENTIAL INFORMATION that is disclosed orally or visually shall be identified as confidential at the time of disclosure and subsequently reduced to writing, marked confidential and delivered to the other party within [***] of such disclosure. CONFIDENTIAL INFORMATION shall include, without limitation, materials, know-how and data, technical or non-technical, trade secrets, inventions, methods and processes, whether or not patentable. Notwithstanding any other provisions of this Article 2.2, CONFIDENTIAL INFORMATION of LICENSEE that is subject to Article 8 of this Agreement includes information that LICENSEE supplies pursuant to LICENSEE’s obligations under Articles 4, 7 and 9 of this Agreement, unless otherwise mutually agreed to in writing by the parties.

2.3	“EARNED ROYALTY” is defined in Article 6.1.

2.4	“EFFECTIVE DATE” is defined in the introductory paragraph of this Agreement.

2.5	“FIELD” shall mean all uses in engineered vascular tissues that deliver pancreatic islet cells to patients.

2.6	“FIRST SALE” shall mean the first arm’s length sale to a third party of any LICENSED PRODUCT in any country in the LICENSED TERRITORY of such LICENSED PRODUCT in such country (but not including a sale relating to transactions among LICENSEE and AFFILIATES unless such AFFILIATE is the end-user of the LICENSED PRODUCT).

2.7	“IND” shall mean an investigational new drug application filed with the United States Food and Drug Administration prior to beginning clinical trials in humans in the United States or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States.

2.8	“INVENTION” and “INVENTORS” are defined in Article 1.1.

2.9	“INVENTOR AGREEMENT” shall mean a consulting or other agreement directly between LICENSEE and any of the INVENTORS.

2.10	“INSOLVENT” shall mean that LICENSEE (i) is unable to pay a majority of its debts in the ordinary course of business, (ii) is declared bankrupt by a court of competent jurisdiction under the United States Federal Bankruptcy Law, as amended from time to time, or (iii) has voluntarily commenced bankruptcy, reorganization, receivership or insolvency proceedings, or any other proceeding under any Federal, state or other law for the relief of debtors.

2.11	“LICENSE” refers to the license granted under Article 3.1.

2.12	“LICENSED KNOW HOW” shall mean specific know-how and techniques that are required to practice any INVENTION, including but not limited to [***].

2.13	“LICENSED METHOD” shall mean any method, procedure, service or process the practice of which, is claimed by a VALID CLAIM of a LICENSED PATENT or which uses LICENSED PRODUCT.

2.14	“LICENSED PATENTS” shall mean: (a) the United States or foreign patent application(s) and patents(s) listed in Appendix A; (b) any patent applications to which such patent application(s) or patent(s) claim priority or directly or indirectly claiming priority to such patent application(s) and patent(s), including continuations, divisionals, and continuations-in-part (to the extent the claims of any such continuation-in-part application are directed to subject matter specifically described in the patent application(s) and patent(s) listed in Appendix A); (c) patents issuing from any of the foregoing patent applications; (d) any reissues, re-examinations, extensions or substitutes of any of the foregoing; and (e) the relevant international equivalents of any of the foregoing. Appendix A is incorporated into this Agreement. Upon request from LICENSEE, YALE will update Appendix A to include patent applications filed and patents issued after the EFFECTIVE DATE that are described in the foregoing subparts (b) through (e).

2.15	“LICENSED PRODUCT” shall mean any product (including [***]) or component part thereof, if the manufacture, use, sale, import, export or practice thereof is claimed by a VALID CLAIM of a LICENSED PATENT.

2.16	“LICENSED TERRITORY” shall mean worldwide.

2.17	“NDA” or “BLA” shall mean either a Biologics License Application or New Drug Application filed with the U.S. Food and Drug Administration to obtain REGULATORY APPROVAL for a LICENSED PRODUCT in the United States, or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States. It is anticipated that the first LICENSED PRODUCT will be regulated as a biologic, since it is a cell therapy.

2.18	“NET SALES” shall mean:

(a)	[***], less the following deductions, provided they actually pertain to the disposition of the LICENSED PRODUCTS or LICENSED METHODS:

(i)	[***]

(ii)	[***]

(iii)	[***]

(iv)	[***].

No deductions shall be made for any other costs or expenses, including but not limited to commissions to independents, agents or those on LICENSEE’s, SUBLICENSEE’s or an AFFILIATE’s payroll or for the cost of collection.

(b)	“NET SALES” shall not include [***].

2.19	“PATENT CHALLENGE” shall mean a challenge or opposition to the validity, patentability or enforceability and /or non-infringement of any of the LICENSED PATENTS, except any such challenge or opposition (or participation therein) that is required by law.

2.20	“REASONABLE COMMERCIAL EFFORTS” shall mean, with respect to LICENSEE (alone or through its AFFILIATES or SUBLICENSEES), the efforts and resources (measured at the time such efforts are required to be used under this Agreement) which would be used by LICENSEE relating to a certain activity or activities, consistent with its normal business practices, for a product owned by LICENSEE or to which it has rights which such product is at a similar stage of its development or product life and is of a similar market and profitability potential as a LICENSED PRODUCT and taking into account all relevant factors, including, but not limited to, financial, technical, medical, clinical, efficacy, safety and manufacturing considerations, product labeling or anticipated labeling, the patent and other proprietary position of the product, market potential, forecasts for financial return, the regulatory environment and competitive market conditions.

2.21	“REGULATORY APPROVAL” shall mean the clearance, waiver, license, registration, authorization or approval of the United States Food and Drug Administration in the United States or applicable regulatory authorities in or for a country or group of countries other than the United States that is necessary for the commercial marketing and sale of a LICENSED PRODUCT or LICENSED METHOD.

2.22	“REGULATORY AUTHORITY” shall mean any national or supranational governmental authority, including without limitation the United States Food and Drug Administration or European Medicines Agency, which has responsibility over the marketing and sale of a LICENSED PRODUCT.

2.23	“SUBLICENSE INCOME” shall mean consideration received by LICENSEE or an AFFILIATE that is Reasonably Attributed to a grant by LICENSEE to any non-AFFILIATE third party or parties of a sublicense, cross-license, option, or other right, license, privilege or immunity under the LICENSED PATENTS to make, have made, use, sell, have sold, distribute, practice, import or export LICENSED PRODUCTS, but excluding consideration received based on sales. SUBLICENSE INCOME shall include without limitation any license signing fee, license maintenance fee, option fee or other payment pursuant to an option, unearned portion of any minimum royalty payment received by LICENSEE or an AFFILIATE, equity distribution or joint marketing fee, research and development funding and service fees in excess of customary full-time equivalent rates in the industry for performing similar research and development and services, in each case Reasonably Attributed to the grant of license, option or other right described and any consideration received for an equity interest in, extension of credit by or other investment in LICENSEE to the extent such consideration exceeds the fair market value of the equity or other interest as determined by an independent appraiser mutually agreeable to the parties. SUBLICENSE INCOME does not include consideration received: (a) from debt financing or sale of equity (including conditional equity such as options, warrants or convertible debt) at fair market value; (b) as reimbursement of patent prosecution and maintenance costs for the LICENSED PATENTS; and (c) for manufacture of LICENSED PRODUCTS at fair market price. For purposes of this definition, “Reasonably Attributed” means reasonably attributed by LICENSEE to any LICENSED PATENT under the applicable grant of rights (e.g., sublicense, cross-license, option, or other right, license, privilege or immunity) based on the relative fair market value of the LICENSED PATENT and any other intellectual property (including without limitation any patents, patent applications or trade secrets) that is the subject of the applicable grant of rights under the applicable agreement.

2.24	“SUBLICENSEE” shall mean any non-AFFILIATE third party sublicensed by LICENSEE under the LICENSED PATENTS to make, have made, use, sell, have sold, import, export or practice any LICENSED PRODUCT or LICENSED METHOD.

2.25	“TERM” is defined in Article 3.3.

2.26	“VALID CLAIM” shall mean (a) an issued and unexpired claim of a LICENSED PATENT, so long as such claim shall not have been irrevocably abandoned or declared to be invalid, unpatentable or unenforceable in an unappealable decision of a court or other authority or competent jurisdiction through no fault or cause of LICENSEE or (b) a pending claim of an application for a LICENSED PATENT that was filed and is being prosecuted in good faith and has not be abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that such prosecution has not been on-going for more than [***].

3. LICENSE GRANT AND TERM

3.1	Subject to all the terms and conditions of this Agreement, YALE hereby grants to LICENSEE and its AFFILIATES an exclusive, sublicensable (in accordance with Article 7) license, subject to Article 3.3 under the LICENSED PATENTS to make, have made, use, offer for sale, sell, have sold, import and export LICENSED PRODUCTS, to practice, sell and offer for sale LICENSED METHODS, and to otherwise exploit the LICENSED PATENTS within the FIELD in the LICENSED TERRITORY (the “LICENSE”).

3.2	To the extent that any invention included within the LICENSED PATENTS has been funded in whole or in part by the United States government, the United States government retains certain rights in such invention as set forth in 35 U.S.C. §200-212 and all regulations promulgated thereunder, as amended, and any successor statutes and regulations (the “Federal Patent Policy”). As a condition of the license granted hereby, LICENSEE acknowledges and shall comply with all aspects of the Federal Patent Policy applicable to the LICENSED PATENTS, including the obligation (if applicable) that LICENSED PRODUCTS used or sold in the United States be manufactured substantially in the United States. Nothing contained in this Agreement obligates or shall obligate YALE to take any action that would conflict in any respect with its past, current or future obligations to the United States Government under the Federal Patent Policy with respect to the LICENSED PATENTS. YALE has taken, and shall continue to take actions necessary under the Federal Patent Policy to secure ownership of the LICENSED PATENTS for YALE.

3.3	The LICENSE is expressly made subject to YALE’s reservation of the non-exclusive right, on behalf of itself and all other non-profit academic research institutions, to make, use and practice the LICENSED PATENTS and LICENSED PRODUCTS for research, clinical, teaching or other non-commercial purposes, and not for purposes of commercial development, use, manufacture or distribution.

3.4	Unless terminated earlier as provided in Article 13, the term of this Agreement (the “TERM”) shall commence on the EFFECTIVE DATE and shall automatically expire, on a country-by-country basis, on the date on which the last of the claims of the patents and patent applications described in the LICENSED PATENTS in such country expires, lapses or is declared to be invalid by a non-appealable decision of a court or other authority of competent jurisdiction.

3.5	Nothing in this Agreement shall be construed to grant by implication, estoppel or otherwise any licenses under patents of YALE other than the LICENSED PATENTS. Except as expressly provided in this Agreement, under no circumstances will LICENSEE, as a result of this Agreement, obtain any interest in or any other right to any technology, know-how, patents, patent applications, materials or other intellectual or proprietary property of YALE.

3.6	Notwithstanding anything to the contrary in Article 8, LICENSEE may register the LICENSE granted under this Agreement in any country in the LICENSED TERRITORY. Upon request by LICENSEE, YALE agrees promptly to execute any “short form” licenses in substantially the form attached hereto as Exhibit 1 submitted to it by LICENSEE reasonably necessary to effect the foregoing registration in such country.

3.7	Nothing in this Agreement shall be construed to grant by implication, estoppel or otherwise any licenses, interests or rights under technology, know-how, patents, patent applications, materials or other intellectual or proprietary property of LICENSEE, AFFILIATES or SUBLICENSEES.

4. DUE DILIGENCE

4.1	LICENSEE has designed a plan for developing and commercializing the LICENSED PATENTS that includes a description of research and development, testing, government approval, manufacturing, marketing and sale or lease of LICENSED PRODUCTS or LICENSED METHODS (“PLAN”). A copy of the PLAN is attached to this Agreement as Appendix B and incorporated herein by reference.

4.2	LICENSEE, directly or through its AFFILIATES or SUBLICENSEES, shall use REASONABLE COMMERCIAL EFFORTS to: (a) within [***] after the EFFECTIVE DATE of this Agreement, begin to implement the PLAN at its sole expense and thereafter to fully implement the PLAN; and (b) diligently commercialize and develop markets for one or more LICENSED PRODUCTS.

4.3	[***] after the EFFECTIVE DATE of this Agreement, and [***], LICENSEE shall provide YALE with an updated and revised copy of the PLAN which shall indicate LICENSEE’s progress and problems to date in development and commercialization of LICENSED PRODUCTS and a forecast and schedule of major events required to market the LICENSED PRODUCTS. Such updated PLAN shall clearly indicate which of LICENSEE’s products or services are LICENSED PRODUCTS, and which LICENSED PATENTS claim each such LICENSED PRODUCT.

(a)	No later than [***] after assignment by LICENSEE pursuant to Article 18.6, the assignee shall provide YALE with an updated and revised copy of the PLAN.

(b)	YALE shall review and by notice in writing to assignee may approve or disapprove of any updated PLAN and the revised PLAN, provided that YALE shall not unreasonably withhold its approval to any such PLAN that is commercially reasonable. Each updated and revised PLAN shall be substituted into this Agreement as Appendix B.

4.4	LICENSEE shall promptly notify YALE if at any time LICENSEE abandons or suspends its research, development or marketing of the LICENSED PRODUCTS, or its intent to abandon research, develop and market LICENSED PRODUCTS. For purposes of this Article 4.4, normal and customary pauses and gaps between or following specific clinical trials or other studies for the analysis of data, preparation of reports or design or modification of future clinical trials or studies, preparation of regulatory filings or other customary development functions shall not constitute abandonment or suspension of research or development of the LICENSED PRODUCTS.

4.5	LICENSEE agrees that YALE shall, subject to the final paragraph of this Article 4.5, be entitled to terminate this Agreement pursuant to Article 13.1(b) upon the occurrence of any of the following:

(a)	LICENSEE shall fail to provide an updated and revised PLAN as stipulated in Article 4.3; or

(b)	LICENSEE shall fail to provide a commercially reasonable updated PLAN as provided in Article 4.3, or an assignee of LICENSEE shall fail to provide a commercially reasonable PLAN as provided in Article 4.3(a); provided, that if YALE reasonably believes that any updated PLAN provided by LICENSEE pursuant to Article 4.3 or by an assignee of LICENSEE pursuant to Article 4.3(a) is not commercially reasonable, then YALE will so notify LICENSEE or such assignee, as applicable, specifying the basis for its belief, and the parties will meet within [***] after such notice to discuss in good faith YALE’s concern with the applicable PLAN. If after such good faith discussions the parties are unable to agree upon a commercially reasonable PLAN, then YALE may exercise its right of termination under Article 13.1(b). YALE acknowledges and agrees that the PLAN attached as Appendix B is commercially reasonable at the time of execution of this Agreement; or

(c)	LICENSEE shall fail to implement the PLAN in accordance with this Article or otherwise fails to fulfill any of its obligations under this Article 4; or

(d)	LICENSEE has failed to:

1.	[***].

2.	[***].

3.	[***].

4.	[***].

Notwithstanding the foregoing in this Article 4.5, if LICENSEE’s failure to comply with this Article 4, including without limitation by failing to employ REASONABLE COMMERCIAL EFFORTS in developing and selling LICENSED PRODUCTS, relates to a particular country or countries within the LICENSED TERRITORY, but not other countries, then YALE may terminate the LICENSE pursuant to Article 13 herein only with respect to the country or countries to which the failure relates. Termination of this Agreement or of the LICENSE on a country-by-country basis, as applicable, shall constitute YALE’s sole and exclusive remedy with respect to LICENSEE’s non-compliance with this Article 4.

4.6	LICENSEE is dedicated to meeting the unmet medical needs of underserved populations, and in accordance with these values, LICENSEE agrees to use reasonable efforts to endeavor to make LICENSED PRODUCTS available to patients in low and lower-middle income countries (as designated by the World Bank (www.worldbank.org)).

5. LICENSE ISSUE FEE; LICENSE MAINTENANCE FEE; MILESTONE FEES

5.1	In consideration of the LICENSE and rights granted to LICENSEE in this Agreement, LICENSEE shall pay to YALE within [***] from the EFFECTIVE DATE a non-refundable license issue fee of [***] Dollars ($[***]).

5.2	During the TERM of this Agreement, LICENSEE agrees to pay to YALE an annual license maintenance fee (“LMF”) commencing on the first anniversary of the EFFECTIVE DATE and every anniversary thereafter according to the following schedule:

Anniversaries of the EFFECTIVE DATE	LMF
Anniversary 1	$[***]
Anniversary 2	$[***]
Anniversary 3	$[***]
Anniversary 4	$[***]
Anniversary 5 and each Anniversary thereafter during the TERM	$[***]

5.3	LICENSEE shall pay the following milestone fees to YALE for the first achievement of the corresponding milestone event by the first LICENSED PRODUCT developed by LICENSEE, its SUBLICENSEES, or AFFILIATES that achieves such event:

(a)	a non-refundable milestone fee of [***] Dollars ($[***]) when LICENSEE files for REGULATORY APPROVAL for such LICENSED PRODUCT in the United States or Europe and such filing is accepted for filing by the applicable REGULATORY AUTHORITY.

(b)	a non-refundable milestone fee of [***] Dollars ($[***]) upon the FIRST SALE of such LICENSED PRODUCT in the United States or Europe.

For clarity, the milestone fees payable under this Article 5.3 shall each be payable only one time, and the aggregate milestone fees payable under this Agreement shall not exceed [***] Dollars ($[***]).

5.4	Neither the license issue fee set forth in Article 5.1 nor the LMF of Article 5.2 nor the milestone fees set forth in Article 5.3 shall be credited against EARNED ROYALTIES payable under Article 6.1.

6. ROYALTY PAYMENTS

6.1	During the TERM of this Agreement, as partial consideration for the LICENSE, LICENSEE shall pay to YALE an earned royalty of [***] percent ([***]%) of worldwide cumulative NET SALES of LICENSED PRODUCTS by LICENSEE or its SUBLICENSEES or AFFILIATES (“EARNED ROYALTY”).

6.1.1	The obligation to pay royalties under this Article 6.1 shall be imposed only on the original sale of any individual LICENSED PRODUCT to the end-user thereof, and the royalty shall be imposed only once on such sale regardless of whether such LICENSED PRODUCT is covered by more than one patent claim within the LICENSED PATENTS.

6.1.2	In the event that LICENSEE determines that it is necessary to obtain a license from a third party in order to avoid infringing a third party’s patent(s) by making, having made, using, offering for sale, selling, having sold, importing or exporting LICENSED PRODUCTS, LICENSEE may reduce its applicable royalty obligation to YALE by an amount which is the lesser of (i) [***], or (ii) [***].

6.1.3	The multiplier to be used to reduce the running royalties paid by LICENSEE to YALE on a COMBINATION PRODUCT, defined as a product containing a LICENSED PRODUCT and one or more additional products containing active ingredients sold together as a single product by LICENSEE, AFFILIATES or SUBLICENSEES, will be calculated by [***].

6.1.4	Notwithstanding the foregoing, in no event shall the operation of Articles 6.1.2 or 6.1.3 result in EARNED ROYALTIES payable to YALE being reduced to less than [***] percent ([***]%).

6.1.5	Should a compulsory license be granted by LICENSEE or an AFFILIATE to a third party under the applicable laws, rules, regulations, guidelines, or other directives of any governmental or supranational agency in the LICENSED TERRITORY under the LICENSED PATENTS, LICENSEE shall notify YALE, including any material information concerning such compulsory license, and the running royalty rates payable under Article 6.1 for sales of LICENSED PRODUCTS in such country will be adjusted to equal any lower royalty rate granted to such third party for such country with respect to the sales of LICENSED PRODUCTS therein.

6.2	In the event that (i) LICENSEE or any of its AFFILIATES or SUBLICENSEES brings a PATENT CHALLENGE anywhere in the world, or (ii) LICENSEE or any of its AFFILIATES or SUBLICENSEES assists another party in bringing a PATENT CHALLENGE anywhere in the world, and (iii) YALE does not choose to exercise its rights to terminate this Agreement pursuant to Article 13, then the following provisions shall apply.

(a)	All payments due to YALE under this Agreement other than patent costs shall be [***] during the pendency of the PATENT CHALLENGE and shall remain payable to YALE when due.

(b)	If the PATENT CHALLENGE is inconclusive or results in a determination that at least one challenged claim is both valid and infringed,

(i)	all payments due to YALE under this Agreement other than patent costs shall be [***] for the remainder of the TERM of the Agreement.

(ii)	LICENSEE shall promptly reimburse YALE for all legal fees and expenses incurred in YALE’s defense against the PATENT CHALLENGE.

(c)	In the event that such a PATENT CHALLENGE is successful, LICENSEE will have no right to recoup any payments made prior to the final, non-appealable determination of a court of competent jurisdiction.

6.3	Neither LICENSEE nor any of its AFFILIATES or SUBLICENSEES shall bring a PATENT CHALLENGE without first providing YALE [***] written notice setting forth (a) precisely which claims and patents are being challenged or claimed not to be infringed, (b) a clear statement of the factual and legal basis for the challenge, and (c) an identification of all prior art and other matter believed to invalidate any claim of the LICENSED PATENT or which supports the claim that the LICENSED PATENT is not infringed.

6.4	LICENSEE shall pay all EARNED ROYALTIES accruing to YALE within [***] from the end of each calendar quarter (March 31, June 30, September 30 and December 31), beginning in the first calendar quarter in which NET SALES occur. Unless YALE requests otherwise, LICENSEE shall report all EARNED ROYALTIES and other payments accruing to YALE on a quarterly basis, but shall defer payments accruing to YALE that do not, in total, exceed [***] Dollars ($[***]) in any given quarter until the earlier of (1) the end of the calendar year, or (2) the quarter upon which the cumulative accrued royalties and other payments exceed [***] Dollars ($[***]).

6.5	All EARNED ROYALTIES and other payments due under this Agreement shall be paid to YALE in United States Dollars. In the event that conversion from foreign currency is required in calculating a payment under this Agreement, the exchange rate used shall be the Interbank rate quoted by Citibank at the time the payment is due. If overdue, the royalties and any other payments due under this Agreement shall bear interest until payment at a per annum rate [***] percent ([***]%) above the prime rate in effect at Citibank on the due date. The payment of such interest shall not foreclose YALE from exercising any other right it may have as a consequence of the failure of LICENSEE to make any payment when due.

7. SUBLICENSES

7.1	LICENSEE may sublicense the rights granted to it under this Agreement without the prior written consent of YALE. The provisions of Articles 7.2, 7.3 and 7.4 shall apply to any such sublicenses.

7.2	Any sublicense granted by LICENSEE shall include such provisions as are needed to enable LICENSEE to comply with this Agreement. LICENSEE will provide YALE with a copy of each sublicense agreement (and all amendments thereof) promptly after execution. LICENSEE shall also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE anywhere in the world or assists another party in bringing a PATENT CHALLENGE anywhere in the world, then LICENSEE may immediately terminate the sublicense. LICENSEE shall remain responsible for the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the SUBLICENSEE directly to YALE. A breach of this provision shall constitute a material breach that is subject to Article 13.1(b).

7.3	LICENSEE shall pay royalties to YALE on NET SALES of SUBLICENSEES based on the same royalty rate as apply to NET SALES by LICENSEE and its AFFILIATES, regardless of the royalty rates payable by SUBLICENSEES to LICENSEE under a sublicense agreement. In addition, LICENSEE shall pay to YALE [***] Per Cent ([***]%) of any SUBLICENSE INCOME.

7.4	LICENSEE agrees that it has sole responsibility to promptly:

(a)	provide YALE with a copy of any amendments to sublicenses granted by LICENSEE under this Agreement and to notify YALE of termination of any sublicense; and

(b)	summarize all reports provided to LICENSEE by SUBLICENSEES to the extent necessary to comply with Article 9.

8. CONFIDENTIALITY AND PUBLICITY

8.1	Subject to the parties’ rights and obligations pursuant to this Agreement, YALE and LICENSEE agree that during the term of this Agreement and for [***] thereafter, each of them:

(a)	will keep confidential and will cause their AFFILIATES to keep confidential and, in the case of LICENSEE, will include provisions in sublicenses requiring its SUBLICENSEES to keep confidential, CONFIDENTIAL INFORMATION disclosed to it by the other party, by taking (or including provisions in sublicenses requiring to be taken) whatever action the party receiving the CONFIDENTIAL INFORMATION would take to preserve the confidentiality of its own CONFIDENTIAL INFORMATION, which in no event shall be less than reasonable care; and

(b)	will only disclose the other’s CONFIDENTIAL INFORMATION to its officers, employees or agents, under requirements of confidentiality, for purposes of carrying out its rights and responsibilities under this Agreement; and

(c)	will not use the other party’s CONFIDENTIAL INFORMATION other than as expressly permitted by this Agreement or disclose the other’s CONFIDENTIAL INFORMATION to any third parties (other than to agents under requirements of confidentiality) under any circumstance without advance written permission from the other party; and

(d)	will, within [***] of termination of this Agreement, return all the CONFIDENTIAL INFORMATION disclosed to it by the other party pursuant to this Agreement except for one copy which may be retained by the recipient for monitoring compliance with this Article 8 and any surviving clauses.

8.2	The obligations of confidentiality described above shall not pertain to that part of the CONFIDENTIAL INFORMATION that:

(a)	is shown to have been known to or developed by the recipient prior to the disclosure by the disclosing party; or

(b)	is at the time of disclosure or has become thereafter publicly known through no fault or omission attributable to the recipient; or

(c)	is rightfully given to the recipient from sources independent of the disclosing party; or

(d)	is independently developed by the receiving party without use of or reference to the CONFIDENTIAL INFORMATION of the other party.

8.3	The terms of this Agreement constitute CONFIDENTIAL INFORMATION of each party.

8.4	Notwithstanding the foregoing, either party may use and disclose any CONFIDENTIAL INFORMATION (including the terms of this Agreement) of the other party in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving party’s legal counsel, such disclosure is otherwise required by law; provided, however, that the receiving party will first have given notice to the disclosing party and given the disclosing party a reasonable opportunity to obtain a protective order.

8.5	Notwithstanding the foregoing, LICENSEE may use and disclose any CONFIDENTIAL INFORMATION (including the terms of this Agreement) to AFFILIATES, SUBLICENSEES, investors, prospective investors and acquirers, employees, consultants and agents with a need to know, collaborators, prospective collaborators and other third parties in the chain of manufacturing and distribution, in each case who are subject to obligations of confidentiality that are at least as protective of CONFIDENTIAL INFORMATION as those provided in this Article 8. LICENSEE also may disclose CONFIDENTIAL INFORMATION as reasonably necessary in connection with prosecution of any patent applications or applications for REGULATORY APPROVAL before any REGULATORY AUTHORITY.

9. REPORTS, RECORDS AND INSPECTIONS

9.1	LICENSEE shall, within [***] after the calendar year in which NET SALES first occur, and within [***] after each calendar quarter (March 31, June 30, September 30 and December 31) thereafter, provide YALE with a written report detailing the NET SALES, if any, made by LICENSEE, its SUBLICENSEES and AFFILIATES of LICENSED PRODUCTS during the preceding calendar quarter and calculating the payments due pursuant to Article 6. NET SALES of LICENSED PRODUCTS shall be deemed to have occurred on the date of invoice for such LICENSED PRODUCTS. Each such report shall be signed by an officer of LICENSEE (or the officer’s designee), and must include:

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***].

9.2	LICENSEE shall keep and maintain complete and accurate records and books containing an accurate accounting of all data in sufficient detail to enable verification of EARNED ROYALTIES and other payments under this Agreement. LICENSEE shall preserve such books and records for [***] after the calendar year to which they pertain. Such books and records shall be open to inspection by YALE or an independent certified public accountant selected by YALE, at YALE’s expense, during normal business hours upon [***] prior written notice, for the purpose of verifying the accuracy of the reports and computations rendered by LICENSEE; provided, that LICENSEE shall not be obligated to provide such independent certified public accountant access to any of LICENSEE’S books and records unless and until such independent certified public accountant executes a confidentiality agreement with LICENSEE in a form reasonably acceptable to LICENSEE. In the event LICENSEE underpaid the amounts due to YALE with respect to the audited period by more than [***] percent ([***]%), LICENSEE shall pay the reasonable cost of such examination, together with the deficiency not previously paid and interest from the due date of such payment, calculated at the rate set forth in Article 6.8, within [***] of receiving notice thereof from YALE.

9.3	On or before the [***] following the close of LICENSEE’s fiscal year, LICENSEE shall provide YALE with LICENSEE’s certified financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement.

10. PATENT PROTECTION

10.1	LICENSEE shall be responsible for all present and future costs of filing, prosecution and maintenance of all United States patent applications contained in the LICENSED PATENTS that are incurred by YALE after the EFFECTIVE DATE. Any and all such United States patent applications, and resulting issued patents, shall remain the property of YALE. Notwithstanding the foregoing, YALE agrees to negotiate in good faith with LICENSEE to reduce LICENSEE’s payment on LICENSED PATENTS in the event that the LICENSED PATENTS outside of FIELD is licensed by YALE to a third party.

10.2	LICENSEE shall be responsible for all ongoing costs of filing, prosecution and maintenance of all foreign patent applications and patents contained in the LICENSED PATENTS in the countries outside the United States in the LICENSED TERRITORY selected by YALE in good faith together with LICENSEE, in each case that are incurred by YALE after the EFFECTIVE DATE. All such applications or patents shall remain the property of YALE. Notwithstanding the foregoing, YALE agrees to negotiate in good faith with LICENSEE to reduce LICENSEE’s payment on LICENSED PATENTS in the event that the LICENSED PATENTS outside of FIELD is licensed by YALE to a third party.

10.3	If, upon receipt of written notice of the request of YALE, LICENSEE does not agree to pay the expenses of filing, prosecuting or maintaining a patent application or patent within the LICENSED PATENTS in any country outside the United States, or fails to pay the expenses of filing, prosecuting or maintaining such a patent application or patent in the United States, in each case as required under Articles 10.2 and 10.3, then LICENSEE’s rights under this Agreement shall terminate automatically with respect to such patent application or patent in that country.

10.4	The costs mentioned in Articles 10.2 and 10.3 shall include, but are not limited to, any past, present and future taxes, annuities, working fees, maintenance fees, renewal and extension charges. Payment of such costs shall be made, at YALE’s option, either directly to patent counsel or by reimbursement to YALE. In either case, LICENSEE shall make payment directly to the appropriate party within [***] of receiving its invoice. If LICENSEE fails to make payment to YALE or patent counsel, as appropriate, within the [***] period, LICENSEE shall be responsible for any surcharge on the invoiced amount as may be charged by patent counsel. Failure of LICENSEE to comply with Articles 10.1 and 10.2 shall be grounds for termination by YALE under Article 13.1(b).

10.5	All patent applications under the LICENSED PATENTS shall be prepared, prosecuted, filed and maintained by independent patent counsel chosen by YALE and reasonably acceptable to LICENSEE. Said independent patent counsel shall be ultimately responsible to YALE. YALE shall instruct patent counsel to keep both YALE and LICENSEE fully informed of the progress of all patent applications and patents, and to give both YALE and LICENSEE reasonable opportunity to comment on the filing and prosecution of patent applications in the LICENSED PATENTS, including the type and scope of useful claims and the nature of supporting disclosures, and including the opportunity to review and comment on all draft responses to applicable patent offices prior to submission thereof. YALE will ensure that LICENSEE’s comments are taken into account in good faith. YALE will not abandon any patent application or patent for which LICENSEE is bearing expenses without LICENSEE’s consent. YALE shall have no liability to LICENSEE for damages, whether direct, indirect or incidental, consequential or otherwise, allegedly arising from its good faith decisions, actions and omissions in connection with such prosecution.

10.6	LICENSEE shall mark, and shall require AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS, that are tangible products, with the numbers of all patents included in LICENSED PATENTS that cover the LICENSED PRODUCTS. Without limiting the foregoing, all LICENSED PRODUCTS shall be marked in such a manner as to conform with the patent marking notices required by the law of any country where such LICENSED PRODUCTS are made, sold, used or shipped, including, but not limited to, the applicable patent laws of that country.

11. INFRINGEMENT AND LITIGATION

11.1	Each party shall promptly notify the other in writing in the event that it obtains knowledge of infringing activity by third parties, or is sued or threatened with an infringement suit, in any country in the LICENSED TERRITORY as a result of activities that concern the LICENSED PATENTS, and shall supply the other party with documentation of the infringing activities that it possesses.

11.2	During the TERM of this Agreement:

(a)	LICENSEE shall have the first right (but not the obligation) to defend the LICENSED PATENTS against infringement or interference in the FIELD and in the LICENSED TERRITORY by third parties. This right includes bringing any legal action for infringement and defending any counter claim of invalidity or action of a third party for declaratory judgment for non-infringement or non-interference. If, in the reasonable opinion of LICENSEE’s counsel, YALE is required to be a named party to any such suit for standing purposes, LICENSEE may join YALE as a party; provided, however, that (i) YALE shall not be the first named party in any such action, (ii) the pleadings and any public statements about the action shall state that the action is being pursued by LICENSEE and that LICENSEE has joined YALE as a party; and (iii) LICENSEE shall keep YALE reasonably apprised of all developments in any such action. LICENSEE may settle such suits solely in its own name and solely at its own expense and through counsel of its own selection; provided, however, that no settlement shall be entered without YALE’s prior written consent, such consent not to be unreasonably withheld. Without limiting the foregoing, YALE may withhold its consent to any settlement that would in any manner affect the validity, scope or enforceability of any LICENSED PATENT. LICENSEE shall bear the expense of such legal actions. Except for providing reasonable assistance (including joining such actions as described above), at the request and expense of LICENSEE, YALE shall have no obligation regarding the legal actions described in Article 11.2 unless required to participate by law. However, YALE shall have the right to participate in any such action through its own counsel and at its own expense. Any recovery shall first be applied to LICENSEE’s out of pocket expenses and second shall be applied to YALE’s out of pocket expenses, including legal fees. YALE shall recover [***]% of any excess recovery over those expenses.

(b)	In the event LICENSEE fails to initiate and pursue or participate in the actions described in Article 11.2(a) or in lieu of such actions to initiate negotiations for a sublicense of the infringer, and the infringement has not otherwise abated, within [***] of notification of infringement from YALE, YALE may, in its sole discretion, convert the LICENSE granted in Article 3 to a non-exclusive license. Additionally, YALE shall have the right to initiate legal action such as that described in Article 11.2(a) at its own expense. If, in the reasonable opinion of YALE’s counsel, LICENSEE is required to be a named party to any such suit for standing purposes, YALE may join LICENSEE as party plaintiff to uphold the LICENSED PATENTS, provided, however, that YALE shall keep LICENSEE reasonably apprised of all developments in any such action. In such case, LICENSEE shall provide reasonable assistance to YALE if requested to do so, at YALE’s expense. YALE may settle such actions solely through its own counsel any recovery shall be retained by YALE. YALE may terminate the LICENSE in the country where such legal action is taken.

(c)	In the event LICENSEE is permanently enjoined from exercising its LICENSE under this Agreement pursuant to an infringement action brought by a third party, or if both LICENSEE and YALE elect not to undertake the defense or settlement of a suit alleging infringement for a period of [***] from notice of such suit, then either party shall have the right to terminate this Agreement in the country where the suit was filed with respect to the LICENSED PATENT following [***] written notice to the other party in accordance with the terms of Article 15.

12. USE OF YALE’S NAME

12.1	LICENSEE shall not use the name “Yale” or “Yale University,” nor any variation or adaptation thereof, nor any trademark, tradename or other designation owned by YALE, nor the names of any of its trustees, officers, faculty, students, employees or agents, for any purpose without the prior written consent of YALE in each instance, such consent to be granted or withheld by YALE in its sole discretion, except that LICENSEE may state that it has licensed from YALE one or more of the patents and/or applications comprising the LICENSED PATENTS.

13. TERMINATION

13.1	YALE shall have the right to terminate this Agreement upon written notice to LICENSEE in the event LICENSEE:

(a)	fails to make any payment whatsoever due and payable pursuant to this Agreement unless LICENSEE shall make all such payments (and all interest due on such payments under Article 6.4) within the [***] period after receipt of written notice of such failure from YALE; or

(b)	commits a material breach of any other provision of this Agreement which is not cured within the [***] period after receipt of written notice of such breach from YALE ; or

(c)	fails to obtain or maintain adequate insurance as described in Article 14.2, whereupon YALE may terminate this Agreement immediately upon written notice to LICENSEE of such failure.

(d)	If LICENSEE or any of its AFFILIATES brings a PATENT CHALLENGE against YALE, or assists others in bringing a PATENT CHALLENGE against YALE, whereupon YALE may terminate this Agreement immediately.

(e)	If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE, then YALE may send a written demand to LICENSEE to terminate such sublicense. If LICENSEE fails to so terminate such sublicense within [***] after YALE’s demand, YALE may immediately terminate this Agreement.

13.2	YALE may terminate this Agreement immediately upon written notice to LICENSEE in the event LICENSEE shall cease to carry on its business or becomes INSOLVENT, or a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for [***], or LICENSEE makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE.

13.3	LICENSEE shall have the right to terminate this Agreement:

(a)	in its entirety or as to any particular LICENSED PATENT at any time on ninety (90) days’ written notice to YALE, provided LICENSEE is not in breach and upon payment of all amounts due YALE throughout the effective date of termination. In the event of termination as to a particular LICENSED PATENT, the terminated patent application or patent shall no longer be deemed to be included within the LICENSED PATENTS or subject to this Agreement and LICENSEE shall have no further responsibility for patent prosecution or maintenance costs for such patent application or patent that incurred after such termination; or

(b)	upon written notice to YALE in the event YALE commits a material breach of any of the provisions of this Agreement and such breach is not cured (if capable of being cured) within the [***] period after receipt of written notice thereof from LICENSEE, or upon receipt of such notice if such breach is not capable of being cured.

13.4	Upon termination (but not expiration) of this Agreement, for any reason, all rights and licenses granted to LICENSEE under the terms of this Agreement are terminated. Upon such termination, LICENSEE shall cease to make, have made, use, sell, have sold, distribute, practice, import or export LICENSED PRODUCTS. Within [***] of the effective date of termination LICENSEE shall return to YALE:

(a)	All CONFIDENTIAL INFORMATION disclosed by YALE and possessed by LICENSEE;

(b)	the last report required under Article 4 or Article 9; and

(c)	all payments incurred up to the effective date of termination.

13.5	If the applicable SUBLICENSEE under any sublicense granted in accordance with Article 7 is not in default with respect to any of its obligations under such agreement at the time of termination of this Agreement or termination of the applicable license hereunder, as the case may be, then such sublicense agreement shall continue in full force and effect despite such termination and shall be deemed to be a direct license by YALE. Notwithstanding the foregoing, YALE shall not be obligated to assume additional obligations beyond those contained in this Agreement with respect to any sublicense that survives termination of this Agreement.

13.6	Termination (but not expiration) of this Agreement shall not affect any rights or obligations accrued prior to the effective date of such termination and specifically LICENSEE’s obligation to pay all royalties and other payments specified by Article 5 and Article 6 that accrued before the date of termination. In particular, but without limitation, the following provisions shall survive any termination: Articles 2, 3.6 and 8, the preservation and inspection obligations of Article 9, Article 12, this Article 13.6, Article 13.7, Article 14, Article 15, Article 17.1, and Article 18. The parties agree that claims giving rise to indemnification may arise after the TERM or termination of the LICENSE granted herein.

13.7	The rights provided in this Article 13 shall be in addition and without prejudice to any other rights, whether at law or in equity, which the parties may have with respect to any default or breach of the provisions of this Agreement.

13.8	Waiver by either party of one or more defaults or breaches shall not deprive such party of the right to terminate because of any subsequent default or breach.

14. INDEMNIFICATION; INSURANCE; NO WARRANTIES

14.1	LICENSEE shall indemnify, defend by counsel reasonably acceptable to YALE, and hold harmless YALE and its trustees, officers, employees, and agents (collectively, “YALE Indemnitees”), from and against any third party claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “CLAIMS”), including without limitation any cause of action relating to product liability, or any theory of liability (including without limitation tort, warranty, or strict liability) or the death, personal injury, or illness of any person or out of damage to any property related in any way to the rights granted under this Agreement; in each case resulting from the production, manufacture, sale, use, lease, or other disposition or consumption or advertisement of the LICENSED PRODUCTS by LICENSEE, its AFFILIATES, SUBLICENSEES or any other third-party transferees; or in connection with any statement, representation or warranty of LICENSEE, its AFFILIATES, SUBLICENSEES or any other third-party transferees with respect to the LICENSED PRODUCTS. LICENSEE shall not settle or compromise the CLAIM without the prior written consent of YALE, such consent not to be unreasonably withheld. Without limiting the foregoing, YALE may withhold its consent to any settlement or compromise that would in any manner constitute or incorporate an admission of liability by YALE or require YALE to take or refrain from taking any action. The foregoing obligations in this Article 14.1 shall not apply to any CLAIM resulting from YALE’s gross negligence or willful misconduct or material breach of any of YALE’s representations or warranties set forth in this Article 14. No YALE Indemnitee shall settle or compromise any CLAIM without the prior written consent of LICENSEE, such consent not to be unreasonably withheld.

14.2	LICENSEE shall, in accordance with Article 14.3, purchase and maintain in effect and shall require its SUBLICENSEES to purchase and maintain in effect a policy of commercial, general liability insurance to protect YALE with respect to events described in Article 14.1. Such insurance shall:

(a)	list “YALE, its trustees, directors, officers, employees and agents” as additional insured under the policy;

(b)	provide that such policy is primary and not excess or contributory with regard to other insurance YALE may have;

(c)	be endorsed to include product liability coverage in amounts no less than $[***] Dollars per incident and $[***] Dollars annual aggregate; and

(d)	be endorsed to include contractual liability coverage for LICENSEE’s indemnification under Article 14.1; and

(e)	by virtue of the minimum amount of insurance coverage required under Article 14.2(c), not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under Article 14.1.

14.3	By signing this Agreement, LICENSEE certifies that the requirements of Article 14.2 will be met on or before the earlier of (a) the date of FIRST SALE of any LICENSED PRODUCT or (b) the date any LICENSED PRODUCT is tested or used on humans, and will continue to be met thereafter. Upon YALE’s request, LICENSEE shall furnish a Certificate of Insurance and a copy of the current insurance policy to YALE. LICENSEE shall secure agreement from its insurer to give [***] written notice to YALE prior to any cancellation of or material change to the policy.

14.4	To the best of its knowledge, YALE hereby represents and warrants to LICENSEE that: (i) YALE has the full right and power to enter into this Agreement and to grant the LICENSE and rights granted to LICENSEE herein; (ii) YALE has not granted any rights or licenses under the LICENSED PATENTS to any third party within the FIELD ; (iii) there are no outstanding agreements, assignments or encumbrances in existence which are inconsistent with the provisions of this Agreement, and YALE will not grant any rights inconsistent with the LICENSE and rights granted to LICENSEE herein; and (iv) YALE owns all right, title and interest in and to the LICENSED PATENTS (including the inventions disclosed therein), and there have been no inventorship or ownership disputes or interferences, oppositions or litigation regarding the LICENSED PATENTS. Except as expressly set forth above in this Article 14.4:

(a)	YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS OR WARRANTIES THAT ANY CLAIMS OF THE LICENSED PATENTS, ISSUED OR PENDING, ARE VALID, OR THAT THE MANUFACTURE, USE, PRACTICE, SALE OR OTHER DISPOSAL OF THE LICENSED PRODUCTS DOES NOT OR WILL NOT INFRINGE UPON ANY PATENT OR OTHER RIGHTS NOT VESTED IN YALE; AND

(b)	YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS AND WARRANTIES WHATSOEVER WITH RESPECT TO THE LICENSED PATENTS AND LICENSED PRODUCTS, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

14.5	LICENSEE SHALL MAKE NO STATEMENTS, REPRESENTATION OR WARRANTIES WHATSOEVER TO ANY THIRD PARTIES THAT ARE INCONSISTENT WITH THE DISCLAIMERS BY YALE IN ARTICLE 14.4(a) AND (b).

14.6	IN NO EVENT SHALL YALE, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND HEREUNDER, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER YALE SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

14.7	IN NO EVENT SHALL YALE, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, BE LIABLE FOR DAMAGES IN EXCESS OF AMOUNTS YALE HAS RECEIVED FROM LICENSEE UNDER THIS LICENSE.

15. NOTICES

15.1	Any monetary payment, notice or other communication required by this Agreement (a) shall be in writing, (b) may be delivered personally or sent by reputable overnight courier with written verification of receipt or by registered or certified first class United States Mail, postage prepaid, return receipt requested, (c) shall be sent to the following addresses or to such other address as such party shall designate by written notice to the other party, and (d) shall be effective upon receipt:

FOR YALE: Managing Director YALE UNIVERSITY Office of Cooperative Research 433 Temple Street New Haven, CT 06511	FOR LICENSEE: Chief Executive Officer Humacyte, Inc. 2525 E. NC Highway 54 Durham, NC 27713

16. INVENTOR AGREEMENTS

16.1	If LICENSEE and any INVENTORS enter into an INVENTOR AGREEMENT, LICENSEE shall so notify YALE in writing within [***]. The LICENSEE acknowledges that: (i) the INVENTORS are a faculty member, other employee, or student of YALE; (ii) the INVENTORS are subject to certain policies of YALE, as such policies may be revised from time to time, including policies concerning consulting, conflicts of interest, and intellectual property (“YALE POLICIES”); (iii) to the extent any provision of the INVENTOR AGREEMENT conflicts with YALE POLICIES, or imposes obligations or responsibilities compliance with which would require the INVENTORS to act in violation of YALE POLICIES, such provision shall be void. INVENTORS are third party beneficiaries of this paragraph.

17. LAWS, FORUM AND REGULATIONS

17.1	Any matter arising out of or related to this Agreement shall be governed by and in accordance with the substantive laws of the State of Connecticut, without regard to its conflicts of law principles, except where the federal laws of the United States are applicable and have precedence.

17.2	LICENSEE shall comply, and shall cause its AFFILIATES and include provisions in its sublicenses requiring SUBLICENSEES to comply, with all foreign and United States federal, state, and local laws, regulations, rules and orders applicable to the testing, production, transportation, packaging, labeling, export, practice, sale and use of the LICENSED PRODUCTS. In particular, LICENSEE shall be responsible for assuring compliance with all United States export laws and regulations applicable to this LICENSE and LICENSEE’s activities under this Agreement.

18. MISCELLANEOUS

18.1	This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

18.2	This Agreement constitutes the entire agreement of the parties relating to the LICENSED PATENTS, LICENSED PRODUCTS and LICENSED METHODS, and all prior representations, agreements and understandings, written or oral, are merged into it and are superseded by this Agreement.

18.3	The provisions of this Agreement shall be deemed separable. If any part of this Agreement is rendered void, invalid, or unenforceable, such determination shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that, if the absence of such part causes a material adverse change in either the risks or benefits of this Agreement to either party, the parties shall negotiate in good faith a commercially reasonable substitute or replacement for the void, invalid or unenforceable part. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

18.4	Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

18.5	No person not a party to this Agreement, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners or joint venturers with each other or any third party, and neither party shall be deemed the agent of the other.

18.6	This Agreement may not be amended or modified except by written agreement executed by each of the parties. This Agreement is personal to LICENSEE and shall not be assigned by LICENSEE without the prior written consent of YALE; provided, however, that LICENSEE may assign this Agreement without such consent: (a) to an AFFILIATE; or (b) in connection with LICENSEE’s merger, consolidation or reorganization with a third party or the sale or other transfer of substantially all of LICENSEE’s stock or the sale or other transfer of LICENSEE’s entire business. Any attempted assignment in contravention of this Article 18.6 shall be null and void and shall constitute a material breach of this Agreement.

18.7	LICENSEE, or any SUBLICENSEE or assignee, will not create, assume or permit to exist any lien, pledge, security interest or other encumbrance on the LICENSED PATENTS or any sublicense.

18.8	The failure of any party hereto to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of either such provision or of the right of such party thereafter to enforce each and every provision of this Agreement.

18.9	This Agreement may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

Signature Page Follows

IN WITNESS to their Agreement, the parties have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

YALE UNIVERSITY		HUMACYTE, INC.

By:	/s/ Jon Soderstrom	By:	/s/ Douglas Blankenship
Name:	E. Jonathan Soderstrom, Ph.D.	Name:	Douglas Blankenship
Title:	Managing Director Office of Cooperative Research	Title:	Chief Financial Officer
Date:	13 August 2019	Date:	08 August 2019